SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 30, 2002
(Date of earliest event reported)

TFC ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22910 (Commission File Number)	54-1306895 (IRS Employer Identification No.)

5425 Robin Hood Road, Suite 101B Norfolk, Virginia (Address of Principal Executive Offices)	23513 (Zip Code)

Registrant's telephone number, including area code:
(757) 858-1400

Item 5.     Other Events and Required FD Disclosure.

       Registrant and General Electric Capital Corporation ("Lender") are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated March 31, 2001, as amended by Amendment No. 1 dated June 27, 2001, as amended by Amendment No. 2 dated November 29, 2001, as amended by Amendment No. 3 dated March 12, 2002, as amended by Amendment No. 4 dated August 30, 2002, as amended by Amendment No. 5 dated October 7, 2002, as amended by Amendment No. 6 dated October 18, 2002, as amended by Amendment No. 7 dated November 27, 2002 (as so amended, the "Agreement"). On December 30, 2002, Registrant and Lender executed an Amendment No. 8 to the Agreement ("Amendment No. 8"). Amendment No. 8 reduces Registrant's advance rate used to determine availability on its line of credit and prorates Registrant's line fee on a monthly basis. Registrant and Lender have agreed that if Registrant pays its indebtedness under its line of credit with Lender in full before February 1, 2003, Lender will waive its rights to acquire Registrant common stock pursuant to certain warrants previously provided by Registrant to Lender.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)     Exhibits.

                 Exhibit No.    Description

10.1	Amendment No. 8 to Amended and Restated Vehicle Installment Contract Loan and Security Agreement between Registrant and General Electric Capital Corporation dated December 30, 2002.
99.1	Letter from General Electric Capital Corporation to Registration dated December 30, 2002 regarding Amendment No. 8 to Amended and Restated Vehicle Installment Contract Loan and Security Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                TFC ENTERPRISES, INC.

Dated:   January 8, 2003                                   By:  /s/ Robert S. Raley, Jr.
                                                                                  Robert S. Raley, Jr.
                                                                                  President and Chief Executive Officer

INDEX TO EXHIBITS

No.	Description
10.1	Amendment No. 8 to Amended and Restated Vehicle Installment Contract Loan and Security Agreement between Registrant and General Electric Capital Corporation dated December 30, 2002.
99.1	Letter from General Electric Capital Corporation to Registration dated December 30, 2002 regarding Amendment No. 8 to Amended and Restated Vehicle Installment Contract Loan and Security Agreement.